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                                                                     EXHIBIT 5.1

                              Quarles & Brady LLP
                           411 East Wisconsin Avenue
                        Milwaukee, Wisconsin 53202-4497
                           Telephone:  414-277-5000
                              Fax:  414-271-3552

                                           September 18, 2001

Wisconsin Energy Corporation
231 West Michigan Street
Milwaukee, WI  53203

Ladies and Gentlemen:

     We are providing this opinion in connection with the Registration Statement of Wisconsin Energy Corporation (the "Company") on Form S-3 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), with respect to the proposed offering from time to time, together or separately, of up to $500,000,000 of the Company's (i) unsecured debt securities (the "Debt Securities"), (ii) Preferred Stock, par value $.01 per share (the "Preferred Stock"), (iii) Preferred Securities of WEC Capital Trust II (the "WEC Trust"), and (iv) the guarantee by the Company of any Preferred Securities issued by the WEC Trust pursuant to a Guarantee Agreement to be executed by the Company (the "Guarantees"). The Debt Securities, the Preferred Stock, the Preferred Securities and the Guarantees are collectively referred to herein as the "Offered Securities."

     We have examined (i) the Registration Statement; (ii) the Company's Restated Articles of Incorporation and Bylaws, as amended to date; (iii) the Indenture for Debt Securities dated as of March 15, 1999 (including, as exhibits, forms of Registered Security and Bearer Security thereunder) between the Company and Bank One Trust Company, National Association (successor to The First National Bank of Chicago), as Trustee (the "Indenture"), providing for the issuance of the Debt Securities from time to time in one or more series pursuant to the terms of one or more Securities Resolutions (as defined in the Indenture) creating such series; (iv) other exhibits to the Registration Statement relating to the Offered Securities; (v) corporate proceedings of the Company relating to the Registration Statement, the Indenture and the transactions contemplated thereby; and (vi) such other documents, and such matters of law, as we have deemed necessary in order to render this opinion.

     On the basis of and subject to the foregoing, we advise you that, in our opinion:

     1. The Company is a corporation validly existing under the laws of the State of Wisconsin.
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Wisconsin Energy Corporation
Page 2
September 18, 2001

     2. When (i) the Registration Statement has become effective under the Act, (ii) the terms of any class or series of Offered Securities have been authorized by appropriate action of the Company in a manner that would not violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by a court or a governmental or regulatory body having jurisdiction over the Company, (iii) any such class or series of Offered Securities has been duly issued and sold, and payment has been received for such Offered Securities in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, then (a) the Preferred Stock will be validly issued, fully paid and nonassessable, subject to the personal liability which may be imposed on shareholders by statute for debts owing to employees as described below, and (b) the Debt Securities and the Guarantees will be duly authorized and legally issued and will constitute valid and binding obligations of the Company enforceable in accordance with their respective terms subject to (x) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, (y) general principles of equity (regardless of whether considered in a proceeding at law or in equity) and (z) the qualification that the remedy of specific performance and injunctive or other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding may be brought.

     Our opinion with respect to the nonassessability of the Preferred Stock is subject to the personal liability which may be imposed on shareholders by
Section 180.0622(2)(b) of the Wisconsin Business Corporation Law, as judicially interpreted, for debts owing to employees for services performed, but not exceeding six months service in any one case.

     As to the legality of the Preferred Securities which may be issued by the WEC Trust, we understand that, in the event of such an issuance, you will receive an opinion of special Delaware counsel to the WEC Trust and the Company.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Certain Legal Matters" in the Prospectus constituting a part thereof. In giving our consent, we do not admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required by
Section 7 of the Act or the rules and regulations of the Commission thereunder.

                                       Very truly yours,

                                       /s/ Quarles & Brady LLP

                                       QUARLES & BRADY LLP